As filed with the Securities and Exchange Commission on May 10, 2001

                                                 Registration No. 333-

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form S-8

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

        OnCourse Technologies, Inc
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Nevada                                       91-1922441
        ---------------------------------            -------------------------
        (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)               Identification No.)


        3106 South 166th Street, New Berlin, WI              53151
        ----------------------------------------------------------------------
        (Address of Principal Executive Offices)             (Zip Code)


                 OnCourse Technologies, Inc. Stock Option Plan
                 ---------------------------------------------
                            (Full title of the plan)


    Bernard A. Woods, III, Chairman of the Board and Chief Executive Officer
    ------------------------------------------------------------------------
                 3106 South 166th Street, New Berlin, WI  53151
                 ----------------------------------------------
                    (Name and address of agent for service)


                                 (262) 860-0565
                                 --------------
         (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                          Charles B. Jarrett, Esquire
                       Griffith, McCague & Fernsler, P.C.
                           The Gulf Tower, Suite 3626
                                707 Grant Street
                             Pittsburgh, PA  15219
                                 (412) 803-3690

                        CALCULATION OF REGISTRATION FEE

                                                   Proposed
Title of each                     Proposed         maximum
class of                          maximum          aggregate      Amount of
securities         Amount to be   offering price   offering       registration
to be registered   registered     per share        price (1)<F1>  fee

Common Stock
Par Value
$0.001              1,000,000      $0.65            $650,000       $162.50

(1)<F1> Estimated solely for the purposes of calculating the filing fee pursuant to Rules 457(h) and 457(c)

                                     PART I
              Information required in the Section 10(a) Prospectus

Items 1 and 2.  PLAN  INFORMATION;  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN
                ANNUAL INFORMATION

     The documents containing the information  specified in the instructions  to
Part I of Form S-8 will be sent or given to holders of options registered hereby, as specified by Rule 428(b)(1): In addition, the statement required to be made pursuant to Item 2 of Part I of Form S-8 shall be contained in the
Section 10(a) prospectus

                                    PART II
               Information required in the Registration Statement

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by OnCourse Technologies, Inc., a Nevada corporation, (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         1.  Annual Report on Form 10-KSB for the year ended December 31, 2000.

         2. Company's Registration Statement on Form 10-SBA as filed with the Commission on April 4, 2001, File No. 0-31813

         3. Description of the Company's Common Stock contained in the Company's Registration Statement on Form 10-SB, Registration No. 0-31813.

    All documents filed subsequent to the filing date of this Registration Statement with the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which de-registers all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequent filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4.   DESCRIPTION OF SECURITIES.

        Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Articles of the Company waive the personal liability of a director or officer for damages for breach of fiduciary duty except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of Section 78.300 of the Nevada General Corporation Law, which concerns the unlawful payment of distributions to stockholders.

     While the Articles provide directors and officers with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, the Articles will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director or officer's breach of his or her duty of care.

     The Bylaws provide for indemnification of the directors and officers of the company to the fullest extent permitted by applicable state law, as then in effect. The indemnification rights conferred by the Bylaws are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company will also provide liability insurance for the directors and officers for certain losses arising from claims or changes made against them while acting in their capacities as directors or officers and will enter into an indemnification agreement with each of its directors. Under its form of indemnification agreement, the Company agrees to indemnify its directors against all expenses, liability or losses incurred by the directors in their capacity as such: (i) to the fullest extent permitted by applicable law; (ii) as provided in the Bylaws as in effect on the date of such agreement; and (iii) in the event the company does not maintain the aforementioned insurance or comparable coverage, to the full extent provided in the applicable policies as in effect on the date of such agreement (the Company's obligations described in (ii) and (iii) being subject to certain exceptions). Contractual rights under such indemnification agreements are believed to provide the directors more protection than the Bylaws, which are subject to change.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the small business issuer (the Company) pursuant to the foregoing provisions, or otherwise, the small business issuer (the Company) has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

Item 8.   EXHIBITS.

4.1     Stock Option Plan Effective January 1, 2001.

4.2     Form of Stock Option Agreement.

5.1 Opinion of Griffith, McCague & Fernsler, P.C., counsel to the Company, as to the legality of the Common Stock being registered.

23.1    Consent of Independent Accountants

23.2    Consent of Griffith, McCague & Fernsler, P.C. (included as part of
        Exhibit 5.1).

24.1    Power of Attorney (included on signature page).

Item 9.   UNDERTAKINGS.

     1.   The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) will not apply if
--------  -------
the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Berlin, State of Wisconsin, on the 9th day of May, 2001.

 ONCOURSE TECHNOLOGIES, INC.
By:
   -------------------------------------
   Bernard A. Woods, III, Chairman and
   Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Bernard A. Woods, III and Charles W. Beyer, and each or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      NAME                   COMPANY CAPACITY                         DATE

/s/Bernard A. Woods, III  Chairman, Chief Executive and Director   May 9, 2001
------------------------
(Bernard A. Woods, III)

/s/Charles W. Beyer       President, Chief Operating               May 9, 2001
------------------------  Officer and Director
(Charles W. Beyer)

/s/William C. Brown       Chief Financial Officer and Principal    May 9, 2001
------------------------  Financial and Accounting Officer
(William C. Brown)

/s/Gary L. Fulton         Director                                 May 9, 2001
------------------------
(Gary L. Fulton)

/s/Kevin L. Bork          Director                                 May 9, 2001
------------------------
(Kevin L. Bork)

/s/Sky Carver             Director                                 May 9, 2001
------------------------
(Sky Carver)

                                 EXHIBIT INDEX

No.      Document                                                        Page

4.1      Stock Option Plan Effective January 1, 2001.                     7

4.2      Form of Stock Option Agreement.                                  13

5.1      Opinion of Griffith, McCague & Fernsler, P.C., counsel to the    17
         Company, as to the legality of the Common Stock being registered.

23.1     Consent of Independent Accountants                               18

23.2     Consent of Griffith, McCague & Fernsler, P.C. (included as       17
         part of Exhibit 5.1).

24.1     Power of Attorney (included on signature page)                   5